Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS		FFIEC 031
Legal Title of Bank		Page 16 of 79
NEW YORK		RC-1
City
NY	10005
State	Zip Code
FDIC Certificate Number: 00623

Consolidated Report of Condition for Insured Banks

and Savings Associations for December 31, 2014

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou

Assets
1.	Cash and balances due from depository institutions (from Schedule RC-A):			0081	104,000	1.a
	a. Noninterest-bearing balances and currency and coin (1)			0071	23,816,000	1.b
	b. Interest-bearing balances (2)
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b
3.	Federal funds sold and securities purchased under agreements to resell:			RCON
	a. Federal funds sold in domestic offices			B987	26,000	3.a
	b. Securities purchased under agreements to resell (3)			RCFD
				B989	12,910,000	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale			5369	0	4.a
	b. Loans and leases, net of unearned income	B528	15,683,000			4.b
	c. LESS: Allowance for loan and lease losses	3123	26,000			4.c
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	15,657,000	4.d
5.	Trading assets (from Schedule RC-D)			3545	75,000	5
6.	Premises and fixed assets (including capitalized leases)			2145	18,000	6
7.	Other real estate owned (from Schedule RC-M)			2150	0	7
8.	Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9.	Direct and indirect investments in real estate ventures			3656	0	9
10.	Intangible assets:
	a. Goodwill			3163	0	10.a
	b. Other intangible assets (from Schedule RC-M)			0426	42,000	10.b
11.	Other assets (from Schedule RC-F)			2160	899,000	11
12.	Total assets (sum of items 1 through 11)			2170	53,547,000	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page 16a of 79
FDIC Certificate Number: 00623	RC-1a

Schedule RC—Continued

		Dollar Amounts in Thousands			RCON	Tril | Bil | Mil | Thou

Liabilities
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	41,081,000	13.a
		(1) Noninterest-bearing (4)	6631	21,532,000			13.a.1
		(2) Interest-bearing	6636	19,549,000			13.a.2
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
		(from Schedule RC-E, part II)			2200	1,000	13.b
		(1) Noninterest-bearing	6631	1,000			13.b.1
		(2) Interest-bearing	6636	0			13.b.2
14.	Federal funds purchased and securities sold under agreements to repurchase:				RCON
	a.	Federal funds purchased in domestic offices (5)			B993	2,109,000	14.a
					RCFD
	b.	Securities sold under agreements to repurchase (6)			B995	0	14.b
15.	Trading liabilities (from Schedule RC-D)				3548	27,000	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				3190	59,000	16
17.	and 18. Not applicable

(4)	Includes noninterest-bearing demand, time, and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS	FFIEC 031
Legal Title of Bank	Page 17 of 79
FDIC Certificate Number: 00623	RC-2

Schedule RC—Continued

	Dollar Amounts in Thousands	RCFD	Tril | Bil | Mil | Thou

Liabilities—continued
19.	Subordinated notes and debentures (1)	3200	0	19
20.	Other liabilities (from Schedule RC-G)	2930	1,396,000	20
21.	Total liabilities (sum of items 13 through 20)	2948	44,673,000	21
22.	Not applicable
Equity Capital
	Bank Equity Captal
23.	Perpetual preferred stock and related surplus	3838	0	23
24.	Common stock	3230	2,127,000	24
25.	Surplus (excludes all surplus related to preferred stock)	3839	596,000	25
26.	a. Retained earnings	3632	6,077,000	26.a
	b. Accumulated other comprehensive income (2)	B530	-38,000	26.b
	c. Other equity capital components (3)	A130	0	26.c
27.	a. Total bank equity capital (sum of items 23 through 26.c)	3210	8,762,000	27.a
	b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	112,000	27.b
28.	Total equity capital (sum of items 27.a and 27.b)	G105	8,874,000	28
29.	Total liabilities and equity capital (sum of items 21 and 28)	3300	53,547,000	29

Memoranda

To be reported with the March Report of Condition.

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013	RCFD	Number
		6724	N/A	M.1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

		6 =	Review of the bank’s financial statements by external auditors
		7 =	Compilation of the bank’s financial statements by external auditors
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.	8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work

To be reported with the March Report of Condition.

2.	Bank’s fiscal year-end date	RCON	MM/ DD
		8678	N/A	M.2

(1)	Includes limited-life preferred stock and related surplus.
(2)	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(3)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.